CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of The Nevis Fund, Inc. and to the use of our report dated June 20, 2005 on the Fund's financial statements and financial highlights as of and for the year ended May 31, 2005. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.



                                           /s/ Briggs, Bunting & Dougherty, LLP
                                           ------------------------------------
                                           Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania
September 28, 2005